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Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Constellation Energy Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-157637 and 333-157693) and Form S-8 (Nos. 33-59545, 333-46980, 333-89046, 333-129802, 333-143260, and 333-167336) of Constellation Energy Group, Inc. of our report dated January 21, 2011 relating to the financial statements of Constellation Energy Nuclear Group, LLC, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP
Baltimore, Maryland March 1, 2011

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  Exhibit 23(b)